                                   UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549



                                      FORM 8-K

                                   CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15 (d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 24, 1998


                               C. BREWER HOMES, INC.
               (Exact name of registrant as specified in its charter)



           DELAWARE                    0-22948                99-014505
------------------------------        ----------          -----------------
State or other jurisdiction of       (Commission         (I.R.S. Employer
incorporation or organization)       File Number)        Identification No.)


255-A EAST WAIKO ROAD, WAILUKU, HAWAII                         96793
---------------------------------------                     ----------
(Address of Principal Executive Offices)                    (Zip Code)



                                    808-242-6833
                                   -------------
                 Registrants telephone number, including area code

Item 5. Other Events

EXTENSION OF MATURITY OF CREDIT FACILITY

On March 25, 1998, C. Brewer Homes, Inc. (the "Company") executed a First Amendment to the Master Facility Agreement (the "Loan Amendment") with its lenders, Bank of Hawaii and City Bank (the "Lenders"). The Loan Amendment extends the maturity of the existing Master Facility Agreement from May 31, 1998 to December 1, 1998. This extension satisfies a condition specified in the Amended and Restated Merger Agreement dated as of December 18, 1997 (the "Merger Agreement") between the Company and Mauna Loa Macadamia Partners, L.P. (the "Partnership"), pursuant to which it is contemplated that the Company will be merged into the Partnership (the "Merger"). In addition, the Loan Amendment amends, among other things, provisions in the Master Facility Agreement relating to the allocation of the net sales proceeds from the sale of the homes at its Kaimana subdivision between the commercial mortgage loans and the working capital line of credit portions of the Master Facility Agreement. The Loan Amendment also specifies the manner in which the net sales proceeds from the sales of the Nanea subdivision of the Kehalani master planned community and the Iao II parcel will be applied, including amounts to be set aside for certain infrastructure improvements at Kehalani.

CLOSING OF SALE OF NANEA

On March 24, 1998, the Company completed the sale of the Nanea subdivision of its Kehalani master planned community for $2.2 million to an unrelated third party. In the Loan Amendment, the Lenders agreed to allow the Company to set aside, in an escrow account, $800,000 of the proceeds from the Nanea sale to fund off-site drainage improvements at Kehalani required by the County of Maui. This requirement relates to the Nanea poject as well as to the portions of Kehalani still owned by the Company. Of the balance of the proceeds from the sale of Nanea, $1.3 million were paid to the Lenders and applied in accordance with the provisions of the Loan Agreement.

CLOSING OF SALE OF IAO II

On April 16, 1998, the Company completed the sale of its Iao II land parcel for approximately $2.0 million to an unrelated third party. In accordance with the Loan Amendment, approximately $1.9 million of the proceeds from the Iao II sale were paid to the Lenders and applied in accordance with the provisions of the Loan Amendment. As of April 17, 1998, the outstanding indebtedness under the Master Facility Agreement, as amended by the Loan Agreement, was approximately $21.2 million.

STABILITY AGREEMENTS

In satisfaction of another requirement of the Merger Agreement, the Company has obtained, from each holder of 5% or more of the outstanding Class B Common Stock of the Company, a "Stability Agreement" between such holders and the Partnership, each of which provides in effect that such holder will not sell any of the Class A depository units ("Class A Units") representing limited partner's interests in the Partnership, to be received on consummation of the Merger, for a period of one year.

STOCK OPTION CANCELLATION AND REPLACEMENT AGREEMENTS

Under the terms of the Merger Agreement and the Company's 1993 Stock Option/Stock Issuance Plan (the "Plan"), each option issued under the Plan that has not been exercised prior to the effective time of the Merger will be cancelled as of the effective time of the Merger. At March 31, 1998 there are outstanding options to purchase 204,000 shares of the Company's Class A Common Stock, with exercise prices ranging from $2.0625 per share to $12.00 per share. If more than 10,000 shares of Class A Common Stock were to be issued upon the exercise of such options, the exchange ratio to be used in converting the Company's Common Stock into Class A Units in the Merger would be reduced. The Company has entered into two types of agreements with holders of options with an exercise price of less than $5.00 per share that the Company believes should assure that, if the Merger is consummated, none of the outstanding options will be exercised and accordingly no adjustment to the exchange ratio will be made.

One form of agreement, which the Company has entered into with two optionees (Clinton R. Churchill and Edward T. Foley) who will not continue as either a director or officer of the Partnership or its general partner after the Merger, provides that the options covered by such agreements will be cancelled immediately prior to the time the Merger becomes effective in exchange for a payment in the amount (if any) (the "Option Cancellation Amount") that the exercise price is exceeded by the average market price of the Class A Common Stock on the 20 trading days ending on the third trading day prior to the effective date of the Merger. The second form of agreement, which the Company and the Partnership have entered into with optionees who are expected to be officers of the Partnership or directors of the general partner of the Partnership after the Merger (Seth A. Bakes, John W. A. Buyers, David A. Heenan, Paul C. T. Loo and Kent T. Lucien), provides that the option covered by such agreement will be cancelled immediately prior to the Merger in exchange (i) for a comparable replacement option to be issued by the Partnership after the Merger or, (ii) if such replacement options are not approved by the holders of the Class A Units of the Partnership at a special meeting of the Unitholders to approve the Merger and proposed Partnership option plan, for the payment of the Option Cancellation Amount.

OFFICER CONTRACTS

The Company and Edward T. Foley, the Company's Executive Vice President and Chief Financial Officer, have executed a letter agreement dated April 8, 1998 amending Mr. Foley's Release and Separation Agreement (filed as Exhibit 10.62 of the Registrant's Current Report on Form 8-K dated August 13, 1997) and his Consultant Agreement (filed as Exhibit 10.63 of the Registrant's Current Report on Form 8-K dated August 13, 1997). The amendments extend Mr. Foley's last day of active service from March 31, 1998 to June 30, 1998 and reduce his consulting time from 40 hours per month to 10 hours per month for six months following his separation from the Company as an employee as provided for in the Release and Separation Agreement.

In April 1998, the Company memorialized its agreement with Eben Dale, its corporate secretary and employee, and Ka'u Agribusiness Co., Inc. ("Ka'u"), an affiliate of the general partner of the Partnership, pursuant to which Mr. Dale continues to provide corporate secretary services for the Company and also provides land management and legal services to Ka'u. Pursuant to the agreement, made effective as of December 1, 1997, Ka'u pays a fee to the Company for Mr. Dale's salary and benefits paid to Dale by the Company, plus any reimbursable expenses incurred by Dale for Ka'u. The contract terminates on the earlier to occur of the Merger, thirty days after written notice by any party thereto or November 30, 1998.

Item 7.          Financial Statements and Exhibits

                 (c)  Exhibits

EXHIBIT
 NUMBER                                  DESCRIPTION
-------          -------------------------------------------------------------
10.67            Amendment dated February 11, 1998, to Purchase and Sale Agreement between C. Brewer Homes, Inc. and Stanford S. Carr Development
                 Corporation regarding the Iao II parcel and Eha Street extension.

10.68            First Amendment to Master Facility Agreement, dated March 25,
                 1998, but effective as of March 23, 1998, between C. Brewer
                 Homes, Inc. and Bank of Hawaii.

10.69            Assignment of Account by and between C. Brewer Homes, Inc. and
                 Bank of Hawaii dated March 23, 1998.

10.70            Letter dated March 23, 1998, to Gene Tsuji of Bank of Hawaii,
                 Construction & Income Property Loan Department regarding
                 Extension of Guaranty by C. Brewer and Company, Ltd.

10.71            Stability Agreement, dated March 13, 1998, between the Mauna Loa
                 Macadamia Partners, L.P. and John J. F. Sherrerd.

10.72            Stability Agreement, dated March 13, 1998, between the Mauna Loa
                 Macadamia Partners, L.P. and Kathleen C. Sherrerd.

10.73            Stability Agreement, dated March 10, 1998, between the Mauna Loa
                 Macadamia Partners, L.P. and L. Charles DeVoe-Trustee.

10.74            Stability Agreement, dated March 10, 1998, between the Mauna Loa
                 Macadamia Partners, L.P. and Marvin J. Tilker.

10.75            Stability Agreement, dated March 12, 1998, between the Mauna Loa
                 Macadamia Partners, L.P. and Ing Family Partnership.

10.76            Stability Agreement, dated March 10, 1998, between the Mauna Loa
                 Macadamia Partners, L.P. and Jean E. Rolles.

10.77            Stability Agreement, dated February 25, 1998, between the Mauna
                 Loa Macadamia Partners, L.P. and J. W. A. Buyers.

10.78            Stability Agreement, dated March 18, 1998, between the Mauna Loa
                 Macadamia Partners, L.P. and Jane Buyers Russo, Rebecca W.
                 Buyers-Basso, Elsie Buyers Viehman-Trustees of the J. W. A.
                 Buyers Educational Trust (the "Trust").


                                          3

10.79            Stability Agreement, dated March 18, 1998, between the Mauna Loa
                 Macadamia Partners, L.P. and Jane Buyers Russo, Rebecca W.
                 Buyers-Basso, Elsie Buyers Viehman-Trustees of the J. W. A.
                 Buyers Generation Skipping Trust (the "Trust").

10.80 Stock Option Settlement Agreement, dated April 14, 1998 between the C. Brewer Homes, Inc. and Edward T. Foley.

10.81 Stock Option Settlement Agreement, dated April 14, 1998 between the C. Brewer Homes, Inc. and Clinton R. Churchill.

10.82 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and
                 Seth A. Bakes.

10.83 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and
                 John W. A. Buyers.

10.84 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and
                 David A. Heenan.

10.85. Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and
                 Paul C. T. Loo.

10.86 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and
                 Paul C. T. Loo.

10.87 Stock Option Replacement Agreement, dated April 14, 1998 between the Mauna Loa Macadamia Partners, L.P., C. Brewer Homes, Inc. and
                 Kent T. Lucien.

10.88            Letter Agreement effective as of December 1, 1997 between C.
                 Brewer Homes, Inc., Eben Dale and Ka'u Agribusiness Co., Inc.

10.89            Letter Agreement dated April 8, 1998 between the C. Brewer Homes,
                 Inc. and Edward T. Foley amending Release and Separation
                 Agreement and Consultant Agreement.

                                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          C. BREWER HOMES, INC.

                                          (Registrant)



                                          By    /s/ Edward T. Foley
                                            --------------------------
                                                    Edward T. Foley
                                            Executive Vice President and
                                               Chief Financial Officer